SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549

                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: April 13, 2000
                        (Date of earliest event reported)


                      Bion Environmental Technologies, Inc.
              (Exact Name of Registrant as Specified in its Charter




           Colorado                  0-19333               84-1176672
  (State of Incorporation)     (Commission File No.)    (I.R.S. Employer
                                                       Identification No.)


               555 17th Street, Suite 3310, Denver, Colorado 80202
              (Address and Zip Code of Principal Executive Offices)



        Registrant's telephone number including area code: (303) 294-0750




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ITEM 5.    OTHER EVENTS

1. On April 13, 2000 we (Bion Environmental Technologies, Inc. completed a private offering of $4,156,425 consisting of $4,095,000 in long term convertible bridge debt and $61,425 in equity for the purchase of 1,213,500 warrants exercisable at $2.375 per share until December 31, 2004. Additional warrants will be issued to various placement agents. The proceeds, less approximately $50,000 in offering expenses, will be used to further research and development on our biological technology for commercial application, to fund expanded BionSoil trials, and to support our working capital requirements. (See Exhibits 10.1, 10.2, and 10.3 for the form of the Note and Warrant Purchase Agreement, the Convertible Bridge Note, and the Bridge Warrant, respectively)

2. As of May 1, 2000, our Denver office will be relocated to 7921 Southpark Plaza, Suite 200, Littleton, Colorado, 80120 (phone 303-738-0845).

3. Effective April 17, 2000, Dominic Bassani, of Summerwind Restructuring, Inc., assumed the role of Chief Operating Officer on an interim basis of our wholly owned subsidiary, Bion Technologies, Inc.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

10.1  Form of Note and Warrant Purchase Agreement

10.2  Form of Convertible Bridge Note

10.3  Form of Bridge Warrant

                                   SIGNATURES



     As required by the Securities Exchange Act of 1934, we have had this report signed by the undersigned duly authorized officer.


                               BION ENVIRONMENTAL TECHNOLOGIES,INC.

Date: April 27, 2000                By:  /s/ Jon Northrop
                                        ------------------------
                                             Jon Northrop, President